UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33412	72-1264943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
717 Texas Avenue, Suite 3150
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 910-1875
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information included in Item 2.03 below is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 24, 2007, Superior Offshore International, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its senior secured credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A. (the “Administrative Agent”). Among other things, the Amendment provides for revolving credit loans in an aggregate amount up to $15,000,000 that will be secured by a first priority lien on eligible foreign accounts receivable of the Company and guaranteed by the Export-Import Bank of the United States (the “Foreign Loan”). Amounts borrowed under the Foreign Loan would be counted towards, and would not be in addition to, the up to $30,000,000 available under the existing revolving credit facility. The Foreign Loan will expire in February 2008. Borrowings under the Foreign Loan bear interest at the London Interbank Offered Rate plus a spread ranging from 1.50% to 2.00%, subject to a performance-based grid.
     The foregoing description of the Amendment to the Credit Facility is a summary of the terms of the Amendment and is qualified by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) The following exhibit is filed herewith:

10.1	Third Amendment to Credit Agreement dated as of August 24, 2007 among the Company and JPMorgan Chase Bank, N.A., for itself, as Lender and as Administrative Agent for the Lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: August 30, 2007	By:	/s/ Roger D. Burks
Roger D. Burks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Third Amendment to Credit Agreement dated as of August 24, 2007 among the Company and JPMorgan Chase Bank, N.A., for itself, as Lender and as Administrative Agent for the Lenders.